                                                                   EXHIBIT 10.61


                   SEPARATION AGREEMENT AND GENERAL RELEASE
                    ---------------------------------------

     This Separation Agreement and General Release ("Separation Agreement") between Nova Corporation, its parents, subsidiaries, owners, directors, and officers (hereinafter "Employer") and the undersigned employee Nicholas H. Logan ("Employee") sets forth the complete terms under which the employment of Employee with Employer is ending.

                                   PREAMBLE

     WHEREAS, Employee was employed by Employer pursuant to an Employment Agreement dated February 15, 1999 (respectively herein the "Employment Agreement").

     WHEREAS, Employer terminated Employee on August 25, 2000, pursuant to
Section 6(g) of the Employment Agreement; and

     NOW THEREFORE, in consideration for the payments under this Agreement and any other applicable agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

     1.  Effective Date.  Employee agrees that the effective date of his
         ---------------
separation was August 25, 2000. Employee agrees to not seek further employment with Employer and waives and renounces any claim for employment with Employer after August 25, 2000.

     2.  Employee's Severance.  Employer will provide Employee with the
         --------------------
following:

         (a) Severance Payment.  Pursuant to Paragraph 7(a)(i) and 7(a)(ii) of
             -----------------
     the Employment Agreement, Employer will pay Employee (i) the total sum of $600,000.00, and (ii) the total sum of $60,880.97 (equal to Employee's 1999 Bonus Compensation prorated by the fraction of 238/365), which payments shall be reduced by (i) the principal amount of $299,991.00, plus interest, pursuant to the terms of the promissory note attached as Exhibit A and specifically described in Paragraph 2(f) below, and (ii) the amount of $5,000.00 as payment for the furniture listed in the attached Exhibit B and as specifically described in Paragraph 4(a) below, and (iii) applicable taxes, withholdings, and deductions. After the foregoing deductions and setoffs, the total payment to be paid to Employee pursuant to this Paragraph shall be $160,982.09 to be paid in fifty-two equal bi-weekly installments on the same basis and at the same times as consistent with Employer's normal payroll practices.

        (b)  COBRA Premiums. Employer will pay Employee a total lump sum of
             --------------
     $2,531.19, which amount is equal to the COBRA continuation coverage premiums which would be required of Employee in order to maintain COBRA continuation coverage of Employee and his covered dependents for a period of three (3) months from the date of this Agreement.

       (c)   Vacation Payments. Employer will pay Employee a total lump sum of
             -----------------
     $23,076.92 as payment for Employee's accrued but unused vacation totaling four (4) weeks.

       (d)   Payroll Cycle Ending September 8, 2000.  In accordance with
             --------------------------------------
     Employer's normal payroll practices, Employer will pay Employee by direct deposit into Employee's designated account $11,538.46 less applicable taxes, withholdings, and deductions for the payroll cycle ending September 8, 2000.

       (e)   Stock Options.  Employee acknowledges that as of the date of
             -------------
     termination he has acquired, through a prior grant of options for the purchase of NOVA common stock, 148,750 options for the purchase of NOVA common stock. Effective August 25, 2000, such options shall become fully vested and exercisable and, as provided under the applicable stock plan or agreement, Employee shall have the right to exercise any or all of such rights for a period of ninety (90) days following his termination, but in no event shall such rights extend beyond the close of business on November 23, 2000.

       (f)    Loan Repayment.  Employee acknowledges that he is currently
              --------------
     indebted to Employer in the aggregate principal amount of $ 299,991.00 plus interest, evidenced by and described in the promissory note, a copy of which is attached hereto as Exhibit "A". Employee further acknowledges
                                 -----------
     that pursuant to the terms of the promissory note, the entire principal balance and accrued interest is due and payable within five (5) business days of Employee's termination of employment. Employee agrees to repay the promissory note plus interest by allowing Employer to setoff against the lump sum payments, described in Paragraph 2(a) above, the amount of indebtedness due under the promissory note plus interest, totaling $310,236.65.

       (g)    Reimbursement of Reasonable Business Expenses.  Pursuant to
              ---------------------------------------------
     Employer's policies and procedures concerning reimbursement of business expenses, Employee acknowledges that all business expense reports for reimbursement will be submitted to Employer by the end of business on September 7, 2000.

       (h)    Sole Entitlement.  Except as set forth in this paragraph no other
              ----------------
     monies or benefits are owed to Employee by Employer. Employee expressly agrees that the payments and benefits described in this paragraph supersede and are in substitution for any payments or benefits under any employment agreements or any other severance policy or plan including, but not limited to, the Employment Agreement. Employee agrees that he would not receive the monies and benefits specified in this paragraph except for his execution of this Separation Agreement and the fulfillment of the promises contained in this Agreement.

          (i) Tax Treatment.  Employee agrees the payments made pursuant to
              -------------
     Paragraph 2 will be reported to the Internal Revenue Service and Georgia tax authorities as wages. Employee agrees to complete all forms necessary to properly process the payments described in Paragraph 2 including, but not limited to, properly executing any forms required for Employer to fulfill its reporting obligations.

     3.      Release and Covenant Not to Sue.
             -------------------------------
          (a)   Release of Employer by Employee Employee hereby irrevocably
                -------------------------------
and unconditionally releases, acquits, and forever discharges Employer, and its parents subsidiaries, successors, and assigns, and all persons acting by, through, under, or in concert with any of them, and all successors and assigns thereof (collectively the "Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys' fees and legal expenses), of any nature whatsoever, known or unknown, which Employee now has, had, or may hereafter claim to have had against any of the Releasees by reason of any matter, act, omission, transaction, occurrence, or event that has occurred or is alleged to have occurred up to the date of this Separation Agreement.

          This release includes, but is not limited to, any and all claims for discrimination, harassment, wrongful termination, constructive discharge, retaliation, intentional torts, negligence, and any and all claims against Employer and/or any of the other Releasees for recovery of compensatory and/or punitive damages, lost wages, fringe benefits, pension benefits, benefits under any severance package or severance pay plan, liquidated damages, front pay, attorneys' fees, and/or equitable or other relief under any federal, state, or local law, rule, regulation, judicial doctrine, or common law. Specifically included without limitation, in this release is a knowing and voluntary waiver of all claims against the Releasees collectively and individually under federal and state wage and hour laws, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.
(S) 1981, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Federal False Claims Act, O.C.G.A. (S)(S) 51-1-6 and 51-1-8, intentional infliction of emotional distress, breach of contract, any federal or state law pertaining to employment or employment benefits, and all other claims of any kind based on any statute, contract, or tort theory arising out of any matter, act, omission, transaction, occurrence, or event that has occurred or is alleged to have occurred up to the date of this Separation Agreement. Employer and Employee agree that the Separation Agreement is intended to and shall preclude any claim that Employee's termination from employment was in retaliation for exercising any right to which he is entitled under the provisions of an employee benefit plan; or for the purpose of interfering with the attainment of any right to which he may become entitled under such a plan or under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in violation of Section 510 of ERISA, 29 U.S.C. (S) 1140. This release does not waive Employee's rights under Employer's benefit plans that either: (i) have vested prior to the date of this Agreement, or (ii) are intended, under the terms of such benefit plants, to survive Employee's separation from Employer.

     (b)  Covenant Not To Sue Employee further agrees and covenants that he has
          -------------------
not as of the date this Agreement is signed, and will not, in the future, commence any proceeding in any court or before any administrative body which asserts a claim released by this Paragraph. Employee expressly acknowledges that this Separation Agreement may be pled as a complete defense and will fully and finally bar any and all claims, known or unknown, against any party and/or all the Releasees based on any matter, act, omission, transaction, occurrence, or event that has occurred or is alleged to have occurred up to the date of this Separation Agreement.

4.    Indemnification.  Employer shall indemnify Employee (as a director,
      ---------------
officer, employee and otherwise) to the full extent permitted by law and shall at all times maintain appropriate provisions in its Articles of Incorporation and Bylaws which mandate that Employer provide such indemnification.

5.    Protection Of Employer's Property And Documents.
      -----------------------------------------------
     (a)  Return Of Physical Property Prior to delivery of the first payment due
          ---------------------------
under Paragraph 2, except as described in this Paragraph, Employee shall deliver to Employer all property of Employer including, without limitation, all computers, phones, documents (except employment-related documents), drawings, blueprints, manuals, letters, notes, notebooks, reports, sketches, formulae, source codes, computer programs and similar items, memoranda, customer lists and all other materials and all copies thereof relating in any way to Employer's business and in any way obtained by Employee during the period of his employment with Employer. Employee further represents and warrants that he has not made and agrees not to make or retain any copies of any of the foregoing. Employee agrees that the rights provided for in this Paragraph are in addition to and not in substitution for any rights Employer may have related to confidential information or trade secrets under state or federal law. Employer agrees that Employee shall keep the furniture listed in Exhibit B. The parties have agreed that the price of such furniture is $5,000.00, which sum shall be deducted from the lump sum payments Employer will pay to Employee in accordance with Paragraph 2(a) of this Separation Agreement.

     (b)  Protection Of Confidential Information Employee acknowledges that
          --------------------------------------
during his employment he had access to a substantial amount of Employer's confidential information. Employee agrees that he has and, for a period of two
(2) years after the date he executes this Separation Agreement, will continue to maintain in strict confidence and not use or disclose any Confidential Information of Employer. For this purpose, "Confidential Information" means any data, information, and or documentation, other than Trade Secrets, in whatever form, that is valuable to Employer and not generally known to the public or to Employer's competitors, including but not limited to:

          1. Proprietary software, systems, and technology-related methodology of Employer and/or Employer's partners, clients, co-venturers, or customers and any information marked "confidential" by Employer;

         2. Financial information and business records, including but not limited to earnings, assets, debts, prices, fee structures, volumes of purchase or sales, or other financial data, whether relating to Employer generally, or to particular products, services, methods, practices, geographic areas, or time periods;

        3. Supply and service information, including, but not limited to, information concerning the goods and services utilized or purchased by Employer, the names and addresses of suppliers, terms of supplier service contracts or of particular transactions or related information about potential suppliers, to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of particular suppliers, though generally known or available, yields advantages to Employer the details of which are not generally known;


        4. Marketing information, including, but not limited to, details about ongoing or proposed marketing programs or agreements by or on behalf of Employer, marketing forecasts, results of marketing efforts, or information about impending transactions;

        5. Personnel information, including, but not limited to, Company employees' personal or medical histories, compensation or other terms of employment, actual or proposed promotions, hirings, resignations, disciplinary actions, terminations or reasons therefore, training methods, performance, or other employee information; and

        6. Information regarding Employer's partners, clients, co-venturers, and/or customers, including, but not limited to, any compilation, lists, profiles, and/or financial, technical, or other information regarding existing or prospective partners, clients, co-venturers, and/or customers, agreements and/or proposed agreements between Employer and partners, clients, co-venturers, and/or customers.

        7. Professional advice or counsel rendered to or requested by Employer, or other communications to or from Employer for the purpose of obtaining such advice or counsel, whether or not such communication would be deemed "privileged" under applicable law. Nothing in this Separation Agreement shall be construed to allow Employee to waive any privilege on behalf of Employer at any time.


   (c)  No Limitation on Legal Protection Afforded to Trade Secrets  Employee
        -----------------------------------------------------------
agrees and understands that the protections provided by this paragraph are in addition to, and not in lieu of or in substitution for, the protections afforded to Employer's trade secrets and proprietary information under applicable laws including, but not limited to, federal patent and copyright laws, the Georgia Trade Secrets Protection Act, the Georgia Computer Crimes Act, and the Georgia Computer Systems Protection Act, and any protection from unfair competition provided for by any applicable law.

 6. Covenant Not to Compete.  Employee acknowledges and agrees that, because
    -----------------------
of his employment, he had access to confidential or proprietary information concerning merchants, associate banks and ISOs of Employer and has established relationships with such merchants, associate banks and ISOs as well as with the vendors, consultants, and suppliers used to service such merchants, associate banks and ISOs. Employee agrees that for a period of two years after the date his employment was terminated as stated in Paragraph 1, Employee shall not, directly or indirectly, either individually, in partnership, jointly, or in conjunction with, or on behalf of any person, firm, partnership, corporation, or unincorporated association or entity of any kind: compete with NOVA in providing credit card and debit card transaction processing services within the United States or otherwise associate with, obtain any interest in (except as a shareholder holding less than five percent (5%) interest in a corporation traded on a national exchange or over-the-counter), advise, consult, lend money to, guarantee the debts or obligations of, or perform services in either a supervisory or managerial capacity or as an advisor, consultant, or independent contractor for, or otherwise participate in the ownership, management, or control of any person, firm, partnership, corporation, or unincorporated association of any kind which is providing credit card and debit card transaction processing services within the United States. Employer has agreed that Employee may work for Hypercom, Inc. and/or ePicNetz.com; provided, however, that this agreement shall not be deemed a waiver or limitation of the non-compete provisions in this Paragraph.

     7. Covenant not to Solicit.  Employee further agrees that for a period of
        -----------------------
two years after the date that Employee's employment has terminated, Employee shall not:

        (a) solicit or contact, for the purpose of providing products or services the same as or substantially similar to those provided by Employer in connection with the Business, any person or entity that during the term of Employee's employment was a merchant, associate bank, ISO or customer (including any actively-sought prospective merchant, associate bank, ISO or customer) of Employer and with whom Employee had material contact or about whom Employee learned material information during the last twelve (12) months of his employment;

        (b) persuade or attempt to persuade any merchant, associate bank, ISO, customer, or supplier of Employer to terminate or modify such merchant's, associate banks, ISO's, customer's, or supplier's relationship with Employer if Employee had material contact with or learned material information about such merchant, associate bank, ISO, customer or supplier during the last twelve (12) months of his employment; or

        (c) on Employee's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, persuade or attempt to persuade any person who (i) was employed by Employer as of the date of the termination of Employee's employment and (ii) is in a sales or management position with Employer at the time of such contact to terminate or modify his or her employment relationship with Employer for any reason, whether or not such person is employed pursuant to a written agreement with Employer as the case may be.

     8. Non-Disparagement. Employee hereby agrees and covenants that he shall
        -----------------
not make any statement, written or oral, in any forum or media, or take any action in disparagement of Employer, including, but not limited to, negative references to Employer's products, services, corporate policies, officers and/or Employer's other employees or any other action which may disparage Employer to the general public and/or Employer's employees, customers, suppliers, and/or business partners.

     Employer hereby agrees and covenants that it shall not make any statement, written or oral, in any forum or media, or take any action in disparagement of Employee.

     9. Employee's Duty To Cooperate. In order to effectuate a smooth
        ----------------------------
transition, Employee agrees that, upon the reasonable request of Employer, he will cooperate in helping to resolve any business or legal matters relating to the period in which he was employed by Employer. Employer will reimburse Employee for any reasonable travel and business expenses he incurs at Employer's request in such cooperative efforts. Specifically, Employee agrees that he will voluntarily provide complete, responsive and truthful information and documentation in response to any question, inquiry, or other request for information or documents made by Employer, its attorneys or any other agent of Employer, relating in any way to his employment with Employer. Employee further acknowledges and agrees that he is contractually obligated to immediately notify David McMiller by telephone at 770-698-1012 and in writing if any person, official, agency, institution, company or other entity contacts him regarding any matter involving his employment with Employer. The provisions of this paragraph do not in any way prohibit Employee from providing complete, responsive, and truthful information to any government official or agency, although Employee agrees to provide advance notice to Employer before providing any such information or testimony.

     10. Reasonableness.  Employee has carefully considered the nature and
         --------------
extent of the restrictions upon him and the rights and remedies conferred on Employer under this Separation Agreement, and Employee hereby acknowledges and agrees that:

          (a) the restrictions and covenants contained herein, and the rights and remedies conferred upon Employer, are necessary to protect the goodwill and other value of the Business;

          (b) the restrictions placed upon Employee hereunder are narrowly drawn, are fair and reasonable in time and territory, will not prevent him from earning a livelihood, and place no greater restraint upon Employee than is reasonably necessary to secure the Business and goodwill of Employer;

          (c) Employer relied upon the restrictions and covenants contained in the Employment Agreement and made available to Employee information concerning the Business; and

          (d) Employee's Employment has placed him in a position of confidence and trust with Employer and its employees, merchants, associate banks, ISOs, customers, vendors and suppliers.

     11. Waiver. Employer's rights and remedies pursuant to this Separation
         ------
Agreement shall not be construed as a waiver or limitation of any other rights or available remedies which it may possess in law or equity absent this Separation Agreement.

     12.   No Admissions.  Nothing contained herein shall be construed as an
           -------------
admission of wrongdoing or liability by either the Employee or Employer.

     13.   Entire Agreement.  This Separation Agreement constitutes the entire
           ----------------
agreement of the parties with respect to the subject matter herein and, except where otherwise specifically referenced or made a part of this Agreement, supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter of this Separation Agreement including, but not limited to, the Employment Agreement. There are no other agreements, written or oral, express or implied, between the parties, concerning the subject matter herein, except as set forth in this Separation Agreement. This Separation Agreement may be amended or modified only by an agreement in writing signed by both parties. The terms and conditions of this Separation Agreement shall be binding upon and inure to the benefit of Employer and Employee and Employer's successors and assigns.

     14. Provisions Complying with The Older Worker Benefits Protection Act.
         ------------------------------------------------------------------
Employee acknowledges that he has twenty-one (21) days calendar days to consider this Separation Agreement; he acknowledges that he was advised by Employer to have this Separation Agreement reviewed by legal counsel; and Employee understands that he has seven (7) calendar days from the date of execution to revoke this Separation Agreement. If employee exercises his right to revoke this Separation Agreement, he shall do so in writing by hand delivering his notice of revocation to:

         David McMiller
         Senior Vice President, Human Resources
         NOVA Corporation
         One Concourse Parkway
         Suite 300
         Atlanta, Georgia  30328
by the close of business on the seventh calendar day following the execution of this Separation Agreement. Employee further agrees if he revokes this Separation Agreement, he will return any monies paid pursuant to any provision of this Separation Agreement prior to the date of revocation.

     15.  Governing Law; Choice of Law; Choice of Venue; and Arbitration.  The
          --------------------------------------------------------------
parties agree that this Separation Agreement shall be interpreted, governed and enforced under the laws of the State of Georgia without reference to conflicts of law principles thereof, regardless of the residency of Employee. However, this Separation Agreement does not limit the enforceability of the Arbitration provision set forth in Numbered Paragraph 16 of this Agreement.

     16.  Arbitration.
          -----------

          (a) Employer and Employee acknowledge and agree that except as specifically set forth herein any claim or controversy arising out of or relating to this Separation Agreement shall be settled by binding arbitration in Atlanta, Georgia, in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect on the date of the event giving rise to the claim or controversy. Employer and Employee further acknowledge and agree that either party must request arbitration of any claim or controversy within one (1) year of the date of the event giving rise to the claim or controversy by giving written notice of the party's request for arbitration. Failure to give notice of any claim or controversy within one
     (1) year of the event giving rise to the claim or controversy shall constitute waiver of the claim or controversy.

          (b) All claims or controversies subject to arbitration pursuant to Numbered Paragraph 16(a) referenced above shall be submitted to arbitration within six (6) months from the date that a written notice of request for arbitration is effective. All claims or controversies shall be resolved by a panel of three arbitrators who are licensed to practice law in the State of Georgia and who are experienced in the arbitration of labor and employment disputes. These arbitrators shall be selected in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect at the time the claim or controversy arises. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a written decision with respect to all claims or controversies within thirty (30) days from the date the claims or controversies are submitted to arbitration. The parties shall be entitled to be represented by legal counsel at any arbitration proceedings. (c) Employer and Employee acknowledge and agree that the arbitration provisions of this Separation Agreement may be specifically enforced by either party, and that submission to arbitration proceedings may be compelled by any court of competent jurisdiction. Employer and Employee further acknowledge and agree that the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

          (d) Notwithstanding the arbitration provisions set forth herein, Employee and Employer acknowledge and agree that nothing in this Separation Agreement shall be construed to require the arbitration of any claim or controversy arising under Numbered Paragraphs 5, 6, and 7 of this Separation Agreement nor shall such provisions prevent Employer from seeking equitable relief from a court of competent jurisdiction for violations of Numbered Paragraphs 5, 6, and 7 of this Separation Agreement. These provisions shall be enforceable by any court of competent jurisdiction and shall not be subject to arbitration except by mutual written consent of the parties signed after the dispute arises, any such consent, and the terms and conditions thereof, then becoming binding on the parties.

     17.   Legal Expenses. In no event shall the Employee be obligated to seek
           --------------
other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. Employer agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by Employer or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to Section 2 of this Agreement), plus in each case interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

     18.  Invalidity of Any Provision.  It is the intention of the parties
          ---------------------------
hereto that the provisions of this Separation Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Separation Agreement which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions. Employer and Employee further agree to alter the balance of this Separation Agreement in order to render the same valid and enforceable. The terms of the non-competition provisions of this Separation Agreement shall be deemed modified to the extent necessary to be enforceable and, specifically, without limiting the foregoing, if the term of the non-competition is too long to be enforceable, it shall be modified to encompass the longest term which is enforceable and, if the scope of the geographic area of non-competition is too great to be enforceable, it shall be modified to encompass the greatest area that is enforceable. The parties further agree to submit any issues regarding such modification to a court of competent jurisdiction if they are unable to agree and further agree that if such court declines to so amend or modify this Separation Agreement, the parties will submit the issue of amendment to modification of the non-competition covenants of this Separation Agreement to binding arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. Any such arbitration hearing will be held in Atlanta, Georgia. This Separation Agreement shall be construed and enforced in accordance with the laws of the State of Georgia, including this arbitration provision.

     19.  Severability.  If any provision of this Separation Agreement is
          ------------
declared or determined by any court to be illegal or invalid, that part shall be modified or excluded from the Separation Agreement only to the extent required by law, but the validity of the remaining parts, terms, or provisions shall not be affected.

     Both the Employer and Employee knowingly and voluntarily execute this Separation Agreement, in accord with the above-described terms on this 7th day of September, 2000.

                          NOVA CORPORATION

/s/ Nicholas H. Logan     By: /s/ Cherie M. Fuzzell
---------------------         ------------------------------------------
NICHOLAS H. LOGAN         Title: Senior Vice President & General Counsel

Subscribed and sworn to before me this
7th day of September, 2000.


 /s/ Amy Shaun Sudduth
----------------------
    Notary Public

My  Commission Expires: Oct. 20, 2000